Exhibit 10.2

AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT

This AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT ("Agreement") is made and entered into to be effective as of the 1st day of April, 2020, by and between HALE, LLC, an Iowa limited liability company ("HALE") and Lincolnway Energy, LLC, an Iowa limited liability company ("LWE") and replaces and supersedes the original Management Services Agreement between the parties dated as of January 15, 2020 in its entirety, as follows:

RECITALS

1.           WHEREAS, HALE’s parent company, Husker Ag, LLC, currently owns and operates an ethanol facility; and LWE currently owns and operates an ethanol facility; and

2.           WHEREAS, LWE desires to obtain management services; and

3.         WHEREAS, each requires terms and conditions as necessary to protect each company's confidential/proprietary/trade secret information; and such terms and conditions as will cause all management employees to respect the separate interests and objectives of each company; and

4.           WHEREAS, the parties have had discussions regarding such management services, have reached agreement as to the same, and wish to put their understandings and agreements in writing.

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1.           MANAGEMENT SERVICES.  HALE shall provide management services to LWE with respect to the following job descriptions and titles:

(a)	Positions Provided by HALE to LWE. HALE shall provide to LWE the following management positions and services, to-wit:

(i)	General Manager (GM);

(ii)	Environmental Health and Safety Manager;

(iii)	Commodity Risk Manager ((i) through (iii), individually a “Manager” and collectively, the “Managers”); and

(iv)	Other staffing as mutually determined from time to time.

HALE and the LWE Board of Directors (the “LWE Board”) will review management services requirements quarterly to determine the appropriate services, positions and personnel required.

(b)	Time Commitment.

(i)	Each Manager and each other person providing services shall devote such time as is reasonably necessary to perform the services for LWE.

(ii)	Approximate hours worked per week by each position and each service provided, as applicable, shall be reported to LWE no less than quarterly.

(c)	Reporting and Organization. Each person filling one of the above described positions shall report as follows:

(i)	The GM shall report directly to the LWE Board.

(ii)	The other two Managers shall report to the GM.

(iii)	The GM shall be solely responsible for hiring and firing of the Managers as well as LWE employees. The GM shall provide reasonable advance notice to the LWE Board of any change of the Managers.

(iv)
Nothing herein is intended to create an employment contract, or guaranty of employment, or a guaranty of employment for any length of time to any person.  Each person providing management services hereunder shall, at all times, remain the employee of HALE or its parent company, designated to provide services as stated herein.

2.           TERM AND TERMINATION.  The initial term of this Agreement, subject to the remaining terms and conditions hereof, shall be for twelve (12) months from the effective date as stated in the preamble hereof. With respect to the term and termination hereof:

(a)
Renewal.  At the expiration of the initial term, this Agreement shall continue from year to year under its then existing conditions unless and until a party hereto gives the other no less than ninety (90) days written notice of termination prior to expiration of the initial term or of the one-year extension then in effect (a “Non-renewal Notice Date”).

(b)	Termination for Cause. Notwithstanding the foregoing, this Agreement may be terminated for cause, as follows:

(i)
If a party seeks to terminate this Agreement for cause, it shall deliver to the other party written notice of termination; which notice shall describe the basis for determining cause exists; and which notice shall provide 30-days’ notice and opportunity to cure.  In the event that basis for determining cause has not been cured to the reasonable satisfaction of the party giving notice within 30 days, then the party may deliver notice that this Agreement has been terminated.

(ii)	Cause means:

(A)        A material breach of this Agreement. Material breach shall be:

a.           Any Manager individually or the Managers collectively failing to provide a commercially reasonable level of service necessary for the operation of LWE’s business;

b.          A failure of a party (to include failure of the person being provided by a party) to comply with applicable laws or regulations;

c.           a willful breach by a party (to include a person being provided by a party) of a term of this Agreement;

d.           or acts or conduct by a party (to include a person being provided by a party) which demonstrates intentional misconduct, reckless misconduct or grossly negligent misconduct.

(B)        A deadlock in the management of LWE. Deadlock shall be the occurrence of disagreements among members of the LWE Board which, in the opinion of HALE, has impaired the ability of the management team to carry out the policies and/or procedures as directed by one or both Boards of Directors.

(c)	Return of Confidential Information. Upon termination each party shall return to the other all of the other's Confidential Information that may be in possession of the returning party.

(d)
Surviving Obligations.  Payment of any reimbursement obligations which have accrued and are unpaid as of the date of termination, together with the obligations of the parties as set forth at Sections 4 - 7 hereof, shall survive termination hereof.  In all other respects the obligations of the parties to each other shall cease upon termination hereof.

3.           COMPENSATION. The parties intend and agree that compensation by LWE to HALE shall occur as follows:

(a)	Manager Compensation. HALE or its parent company shall be responsible for and shall directly pay salary, wages, and/or benefits to the persons providing the management services hereunder.

(b)
Payment for Management Services.  LWE shall pay HALE Thirty-Six Thousand and no/100 Dollars ($36,000.00) per month for the initial term for the management services provided hereunder.  Prior to the last day to provide a Non-renewal Notice, the parties shall agree on compensation for each succeeding year.

(i)
Unless otherwise agreed by the applicable Non-Renewal Notice Date, for any renewal term, LWE shall pay HALE one-half (1/2) of the total salary, bonuses, and other expenses and costs (including all benefits and tax contributions) incurred by HALE or its parent company for the three Managers. Such will be paid on an estimated monthly basis with a "true up" occurring as soon as possible at the end of each fiscal year of HALE.

(c)
Reimbursement of Costs.  Any costs incurred in providing the management services, outside the scope of normal duties and activities, shall be reimbursed by LWE to HALE based on actual cost, with documentation provided pursuant to LWE’s procedures. Such costs include, but are not limited to, mileage and hotel rooms.

(d)	Payment. Payment by LWE to HALE for all amounts due HALE, shall occur on the 10th day of each month. Payments for any partial month(s) of services shall be prorated.

(e)	Early Termination.

(i)
In the event of a change of control of LWE (other than an acquisition of control by HALE or its parent company), either party shall have the right to terminate this Agreement on 90 day’s written notice.

4.           SEPARATE RIGHTS AND RESPONSIBILITIES OF HALE and Lincolnway Energy.  The parties agree that to the following reservation of their separate rights and statement of their separate responsibilities, to-wit:

(a)
Separate Authority.  Nothing herein shall be construed as a grant of authority by HALE as to LWE, or by LWE as to HALE, to make any management or other business decision for the other; or to exercise or seek to exercise a controlling influence over any management policies of the other.

(b)
Preserve Competition.  The parties acknowledge that Hale’s parent company and LWE are competing business entities with different ownership.  The GM shall be advised by HALE and its parent company to observe all laws related to price and/or competition in carrying out this Agreement; and to implement such processes to ensure ongoing compliance with such laws by all employees providing management services hereunder.

(c)
Insurance.  During the term hereof each party shall maintain Workers' Compensation Insurance at statutory limits; as well as comprehensive liability insurance for all injuries or property damage which may occur on account of services performed hereunder - with such insurance having mutually acceptable terms and limits; with each party being named as an additional insured of the other (except regarding the Worker's Compensation policy whereby each party shall add the Alternate Employer endorsement to the respective Worker's Compensation policy naming the other party as the Alternate Employer); with such policies having an endorsement of no cancellation without notice to both parties hereto; and said policies having a Waiver of Subrogation on all policies, including the property, where allowed by law.

5.          CONFIDENTIALITY AND COMPETITION COVENANTS.  With respect to confidentiality and competition covenants, the parties agree:

(a)	Confidentiality.

(i)
Each person providing management services hereunder shall protect from unauthorized disclosure - either to third parties (with respect to management services), or to HALE or LWE as the case may be (with respect to information that is beyond the scope of management service) - information which HALE and/or LWE consider non-public, confidential, or proprietary in nature. Such non-public, confidential, and/or proprietary information (collectively "Confidential Information") may include, without limitation, customer lists, contracts, planning and financial information, business plans and strategies, marketing plans, development plans, technical and business information, customer information, pricing information, sales information, any formulas/devices/methods/techniques, or other information which has independent economic value because of not being generally known, and which HALE or LWE, as the case may be, has protected through reasonable efforts regarding maintenance of secrecy.

(ii)
The parties agree that Confidential Information shall not include: information that, at the time of disclosure hereunder, is in the public domain; information that, after disclosure hereunder, enters the public domain other than by breach of this Agreement or the obligation of confidentiality stated herein; information that, prior to disclosure hereunder, was already in a party's possession, either without limitation on disclosure to others or subsequently becoming free of such limitation; information obtained by either party from a third party having an independent right to disclose the information; information that is available through discovery by independent research without use of or access to the Confidential Information acquired from the other party; information disclosed upon the order of a court or other authorized governmental entity, or pursuant to other legal requirements - provided that prior to such disclosure, the disclosing party shall first timely inform the other party of such disclosure request so that the other party may seek a protective or equivalent order for non-disclosure - and provided that the disclosing party shall limit any such disclosure to the greatest extent permitted by law.

(iii)	The persons performing services pursuant to this Agreement shall sign Confidentiality Agreements binding each such person to the confidentiality obligations set forth above.

(iv)
Nothing in this section restricts LWE’s obligation to fulfill its disclosure and reporting obligations under the federal securities laws, including the requirement to file a report of entry into this Agreement under form 8-K and to file a copy of this Agreement as an exhibit thereto.

(b)
No Solicitation.  HALE hereby warrants to LWE and LWE hereby warrants to HALE that each shall not, directly or indirectly, either for itself or for any other person, firm or corporation solicit for employment, retain or employ any present employee of the other party, or request, induce or advise any employee to leave the employ of or cease affiliation with the other party.

(c)	The provisions as set forth in this Section 5 shall survive termination of this Agreement for a period of three (3) years.

6.          INDEMNIFICATION.  From and after the date hereof, and except as otherwise provided for herein:

(a)
HALE Indemnification of LWE.  HALE shall indemnify, defend and hold harmless LWE and its affiliates, and their officers, directors, employees, and agents (“LWE Indemnitees”),   against: (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation to the extent the same is caused in whole or in part by HALE, (ii) or, on account of a breach of HALE's obligations hereunder.

(b)
LWE Indemnification of HALE.  LWE shall indemnify, defend and hold harmless HALE and its affiliates, and their officers, directors, employees, and agents (“HALE Indemnitees”) against:  (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation to the extent the same is caused in whole or in part by LWE, (ii) or, on account of a breach of LWE's obligations hereunder.

(c)
Limitations on Indemnification Obligation.  Neither LWE nor HALE shall be required to indemnify the other for any direct claim by the other that it has suffered consequential damages or lost profits; nor shall the requirement to indemnify extend to consequential damages or lost profits claimed by a third party and which - but for this Section 6(c) - would be included in the indemnification obligations listed at Sections 6(a) and 6(b) above.

(d)	Survival of Obligations. The provisions of this Section 6 shall survive the termination of this Agreement.

7.          DISPUTE RESOLUTION.  Any controversy, claim or dispute arising out of or relating to this Agreement or the breach hereof, including a dispute arising out of the negotiation, formation and execution of this Agreement, and the interpretation of this Agreement (a “Dispute”) all be resolved as follows.  Any Dispute shall be initially escalated to the Board of Directors of HALE and the LWE Board.  If such an escalation occurs after the LWE Board has members appointed by HALE, the Dispute shall be considered by the HALE Board members and the LWE Board members elected by other LWE unit holders.  The party with the Dispute shall provide a written request to the Boards or Board with a request to meet during a thirty (30) period on at least one occasion, and the first meeting shall occur within ten (10) business days of delivery of the written request.  The purpose of the meetings is to attempt in good faith to achieve resolution of the Dispute.  If resolution cannot be achieved through one or more meetings, then the parties shall identify the mutually agreeable steps to resolve the Dispute, if any, prior to pursuit of remedies available to the parties at law and in equity.  If the parties are unable to identify any such mutually agreeable steps, then the parties may pursue remedies available at law and in equity.

8.          FORCE MAJEURE.  The performance of a party may be excused upon the occurrence of a Force Majeure event. A Force Majeure event shall be fire, flood, storm, act of God, governmental action or intervention, or other circumstance which is beyond the reasonable control of the party claiming the event and which renders the performance of this Agreement by a party hereto impossible.  A party affected by a Force Majeure event shall not be relieved of performance unless such party has used reasonable efforts to remedy the conditions giving rise to such event; and unless and until such party has given written notice of the occurrence of such event. Either party may terminate this Agreement upon not less than thirty (30) days prior written notice if the Force Majeure event has been continuously in existence for a period of ninety (90) days.

9.           MISCELLANEOUS.

(a)
Independent Contractors.  At all times during this Agreement, HALE and the Managers shall be deemed independent contractors. Nothing herein shall be construed to create a partnership, joint venture, agency, or any other form of business relationship between HALE and LWE. HALE and LWE acknowledge that their Agreement is strictly contractual in nature.

(b)
Further Assurance.  Each party agrees to execute and deliver all further instruments, legal opinions and documents, and take all further action not inconsistent with the provisions of this Agreement that may be reasonably necessary to complete performance of a party's obligations hereunder and to effectuate the purposes and intent of this Agreement.

(c)
Notice.  Any and all notices provided for herein shall be given in writing by registered or certified mail, postage prepaid, which shall be addressed by either party and delivered to the other at its then existing registered - with the initial address for notice being as follows:

(i)	If To HALE:

HALE LLC
54048 Highway 20
Plainview, NE 68769

(ii)	If To LWE:

Lincolnway Energy, LLC
59511 W. Lincoln Hwy
Nevada, IA  50201
Attn:  Chairman of the Board

(d)
Binding Effect.  This Agreement shall be binding upon the successors, legal representatives and assigns of the parties hereto, all of whom, regardless of the number of intervening transfers, shall be bound in the same manner as the parties hereto.

(e)
No Assignment.  This Agreement shall not be assigned by either party except upon the written consent of the other party.  Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

(f)
Integration and Amendment.  This Agreement supersedes and takes precedence over any previous agreement entered into between the parties hereto, whether written or oral, regarding the matters covered herein.  This Agreement sets forth the entire understanding of the parties and may not be amended, altered or modified except by written agreement between the parties.

(g)
Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, or affecting the validity or unenforceability of any of the other terms of this Agreement in any other jurisdiction.  In the event a term or provision is invalid or unenforceable, a court or arbitrators (as the case may be) are granted the authority to construe, interpret, or modify this Agreement in a manner which is intended to remedy such invalidity or unenforceability while giving effect, to the greatest extent possible, to all remaining terms and provisions hereof.

(h)
No Waiver.  Any waiver of any of terms and/or conditions of this Agreement by a party shall not be construed to be a general waiver of such terms and/or conditions; and no waiver shall be effective absent the written agreement of the parties.

(i)
Counterparts.  This Agreement may be executed in one or more counterparts, all of which, taken together, shall be deemed one and the same Agreement.  Facsimile or electronic signatures shall be deemed original signatures for all purposes.

(j)	Captions. The captions herein are inserted for the convenience of and shall be ignored in the construction or interpretation hereof.

(k)	Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Iowa.

IN WITNESS WHEREOF, each party hereto has executed this Agreement effective as of the date first above written.

HALE, LLC	LINCOLNWAY ENERGY, LLC

By: Robert Brummels	By: Jeff Taylor
Its: President	Its: Chairman of the Board